Midwest Holding Inc. Reports Third Quarter 2021 Results

LINCOLN, Neb., November 11, 2021/PRNewswire/ -- Midwest Holding Inc. (“Midwest”) (NASDAQ: MDWT), today announced financial results for its third quarter ended September 30, 2021.

Third Quarter 2021 Highlights

●	GAAP net loss was $3.1 million in the third quarter of 2021, down compared to a net loss of $5.5 million in the third quarter of 2020
●	GAAP revenue was $5.8 million in the third quarter of 2021, compared to negative $0.5 million in the third quarter of 2020 driven by an increase in investment income from growth in the asset portfolio and market performance along with increase in service fee revenue
●	Annuity direct written premiums under statutory accounting principles (SAP, non-GAAP) decreased 11% to $117.9 million in the third quarter of 2021, compared to $132.1 million in the third quarter of 2020 from a competitive market impacting fixed annuities directly offset by the introduction of new multi-year guaranteed annuity products
●	Ceded premiums (SAP) was up slightly to $60.1 million at third quarter of 2021 compared to $59.0 million at third quarter of 2020
●	Invested assets grew to $942.8 million at September 30, 2021, up from $518.2 million at December 31, 2020

From Co-Chief Executive Officer A. Michael Salem

We continue to be proud of the progress we are making as a company. We are executing across each aspect of our business, including products, distribution, asset management, technology, and operations. We are on track to finish out 2021 with a solid performance and well positioned for future growth.

When this year is said and done, we expect that we will have achieved double digit topline year-over-year premium growth, that’s 200% premium growth over the last two years. We expect that we will have ceded upwards of 80% of our total production – through three institutional reinsurance relationships.

While short-term forecasting for a high-growth company like ours is difficult, and we will fall short of our 2021 premium target, we are doing the important work to position ourselves for long-term sustained growth. While the market remains competitive, we will maintain our disciplined approach. We have strong, profitable products, with leading technology and customer service operations. Our market share is less than 25 basis points of the individual annuity market and we are confident in our ability to reach our long-term target of $2 billion of premium per annum.

From Co-Chief Executive Officer Mike Minnich

We continue to build on our solid foundation, broadening our reach in insurance products as well as our reinsurance income product offering.

In the last year alone, we’ve launched six new insurance products; entered the RIA channel with innovative commission-free insurance products; grown our active agents by almost 50% and expanded our geographic footprint by 15%.

On the asset and reinsurance side, we have successfully invested our capital and the capital of our reinsurance partners, with strong alignment and solid returns. We have developed strong asset management relationships and built a differentiated asset pipeline.

We have built a deep pipeline of institutional investors for our reinsurance income products. Additionally, we continue to innovate with a new syndicated reinsurance income product that will be distributed to both individual and institutional investors.

Going forward we will continue to enhance our insurance and income products, including adding innovated index options, enter new distribution channels, and grow our geographic footprint – which we can also accelerate through acquisition.

We are able to accomplish all of this only because of our incredible team and culture, which we continue to strengthen with talented and committed people such as Georgette Nicholas, who recently joined Midwest as our new President and CFO. Georgette brings to Midwest decades of success as a leader in operations, financial reporting, and investor relations.

Q3 2021 Key Performance Indicators (Operating Metrics) and Non-GAAP Financial Measures

The following data are used internally by the Company’s management and Board of Directors in conjunction with reviewing the Company’s GAAP financial results in order to facilitate comparison of operating performance between periods and to better understand core business and future outlook.

Operating Metric – Annuity Premiums (SAP)*

For the third quarter of 2021, annuity direct written premiums (SAP, non-GAAP) decreased 11% to $117.9 million, compared to $132.1 million in the third quarter of 2020. Ceded premiums (SAP) for the third quarter of 2021, increased 2% to $60.1 million, compared to $59.0 million in the third quarter of 2020.

MYGA and FIA direct written premiums accounted for 40% and 60%, respectively, of total annuity direct written premiums in the third quarter of 2021.

*Non-GAAP; see discussion below.

Operating Metric – Operating Components of GAAP Revenue

For the third quarter of 2021, key operating components of GAAP revenue in the third quarter of 2021 include:

●	$6.2 million of investment income, net of expenses
●	$0.6 million service fee revenue, net of expenses
●	$0.4 million of other revenue

Operating Metric – Fees Received for Reinsurance*

For the third quarter of 2021, fees received for reinsurance totaled $3.6 million compared to $4.5 million in the third quarter of 2020.

*Non-GAAP; see discussion below for a reconciliation to GAAP.

General & Administrative Expenses

For the third quarter of 2021, general and administrative or “G&A” expenses totaled $6.2 million compared to $3.3 million in the third quarter of 2020. G&A expenses include salaries, benefits and other operating expenses, while excluding $1.0 million of non-cash stock-based compensation and $0.9 million of non-cash mark-to-market of our derivative option allowance.*

*Non-GAAP; see discussion below for a reconciliation to GAAP.

Explanation of Non-GAAP Financial Measures

We have discussed certain GAAP and non-GAAP financial measures that our management uses in conjunction with GAAP financial measures as an integral part of managing our business and to, among other things:

●	monitor and evaluate the performance of our business operations and financial performance;
●	facilitate internal comparisons of the historical operating performance of our business operations;
●	review and assess the operating performance of our management team;
●	analyze and evaluate financial and strategic planning decisions regarding future operations; and
●	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, our operating performance measures as prescribed by GAAP.

Annuity Premiums - SAP

Annuity premiums, also referred to as sales or direct written premiums, do not correspond to revenues under GAAP, but are relevant metrics to understand our business performance. Under statutory accounting principles, or SAP, our annuity premiums received are treated as premium revenue. Our premium metrics include all sums paid into an individual annuity in a given period. We typically transfer all or a substantial portion of the premium and policy obligations to reinsurers. Ceded premium represents the premium we transfer to reinsurers in a given period. Retained premium represents the portion of premium received during a given period that was not ceded to reinsurers and will either be reinsured in a subsequent period or retained by us. We typically retain premiums prior to transferring them to reinsurers to facilitate block and other reinsurance transactions involving portfolios of annuity premiums.

Fees Received for Reinsurance

We utilize fees received for reinsurance as an economic measure to evaluate our financial performance. We calculate fees received for reinsurance by summing two components: 1) amortization of deferred gain on reinsurance, which is a line item from our GAAP Consolidated Statements of Comprehensive Loss; and 2) deferred coinsurance ceding commission, which is a line item from our GAAP Consolidated Statements of Cash Flows.

Management Expenses

In addition to total expenses, we utilize management expenses as an economic measure to evaluate our financial performance. Management expenses consist of total GAAP expenses adjusted to eliminate items that fluctuate from quarter to quarter in a manner unrelated to core operations, which we believe are useful in analyzing operating trends. The most significant adjustments to arrive at management expenses include the use of management interest credited (as discussed below), the exclusion of stock-based compensation and the exclusion of the mark-to-market option allowance expense (included in other operating expenses) payable to reinsurers to cover their obligations under FIA policies we have reinsured with them. We believe the combined presentation and evaluation of total expenses together with management expenses provides information that can enhance an investor’s understanding of our underlying operating results.

Management Interest Credited

We utilize management interest credited, a component of management expenses, as an economic measure to evaluate our financial performance. GAAP interest credited contains significant technical considerations related to fair value accounting with respect to the mark-to-market change in the FIA embedded derivative liability and change in actuarial valuation of the FIA reserve, both of which are sensitive to changes in the market as well as changes in actuarial assumptions. Due to these technical considerations that we believe are less meaningful to management and investors, we exclude the GAAP interest credited expense related to our FIA products and include the amortized cost of options we purchase to service our FIA policy obligations. The sum of GAAP interest credited related to our multi-year guaranteed annuity (“MYGA”) products and the amortized cost of options we purchase to service our FIA products constitutes management interest credited.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this release constitute forward-looking statements. These statements are based on management’s expectations, estimates, projections and assumptions. In some cases, you can identify forward-looking statements by terminology including “could,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue,” the negative of these terms, or other comparable terminology used in connection with any discussion of future operating results or financial performance. These statements are only predictions and reflect our management’s good faith present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

Factors that may cause our actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include among others, the following possibilities:

●	our business plan, particularly including our reinsurance strategy, may not prove to be successful;
●	our reliance on third-party insurance marketing organizations to market and sell our annuity insurance products through a network of independent agents;
●	adverse changes in our ratings obtained from independent rating agencies;
●	failure to maintain adequate reinsurance;
●	our inability to expand our insurance operations outside the 21 states and District of Columbia in which we are currently licensed;
●	our annuity insurance products may not achieve significant market acceptance;
●	we may continue to experience operating losses in the foreseeable future;
●	the possible loss or retirement of one or more of our key executive personnel;
●	intense competition, including the intensification of price competition, competitive pressures from established insurers with greater financial resources, the entry of new competitors, and the introduction of new products by new and existing competitors;
●	adverse state and federal legislation or regulation, including decreases in rates, limitations on premium levels, increases in minimum capital and reserve requirements, benefit mandates and tax treatment of insurance products;
●	fluctuations in interest rates causing a reduction of investment income or increase in interest expense and in the market value of interest-rate sensitive investment;
●	failure to obtain new customers, retain existing customers, or reductions in policies in force by existing customers;

●	higher service, administrative, or general expense due to the need for additional advertising, marketing, administrative or management information systems expenditures;
●	changes in our liquidity due to changes in asset and liability matching;
●	possible claims relating to sales practices for insurance products; and
●	lawsuits in the ordinary course of business.

Earnings Teleconference Information

The Company will host a conference call to discuss financial and operating results for the third quarter 2021 on Friday, November 12, 2021, at 12:00 p.m. Eastern Time. The Company also plans to release its third quarter 2021 results on the investor relations section of its website at https://ir.midwestholding.com after the close of the financial markets on Thursday, November 11, 2021.

CONFERENCE CALL DETAILS
To pre-register for this call, please go to the following link (you will receive your access details via email): https://www.incommglobalevents.com/registration/q4inc/9183/midwest-holding-inc-q3-2021/

WEBCAST DETAILS (Audience)
Use this link to access the audience view of the webcast.
https://event.on24.com/wcc/r/3404966/6EBC21EAB0BB883E50A4E414A5517FCD

A replay of the webcast will be made available after the call on the Investor Relations page of the Company’s website at https://ir.midwestholding.com

About Midwest Holding Inc.

Midwest Holding Inc. is a growing, technology-enabled, services-oriented annuity platform. Midwest designs and develops annuity products that are distributed through independent distribution channels, to a large and growing demographic of U.S. retirees. Midwest originates, manages and typically transfers these annuities through reinsurance arrangements to asset managers and other third-party investors. Midwest also provides the operational and regulatory infrastructure and expertise to enable asset managers and third-party investors to form and manage their own reinsurance capital vehicles.

For more information, please visit www.midwestholding.com

Investor contact: ir@midwestholding.com

Media inquiries: press@midwestholding.com

Consolidated Balance Sheets
(in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Fixed maturities, available for sale, at fair value (amortized cost in thousands: $649,483 and $369,156, respectively)	$656,781	$377,163
Mortgage loans on real estate, held for investment	168,184	94,990
Derivative instruments	17,262	11,361
Equity securities, at fair value (cost in thousands: $38,988 in 2021 and zero in 2020)	38,910	—
Other invested assets	47,021	21,897
Investment escrow	1,307	3,174
Federal Home Loan Bank (FHLB) stock	500	—
Preferred stock	6,934	3,898
Notes receivable	5,885	5,665
Policy loans	55	46
Total investments	942,839	518,195
Cash and cash equivalents	81,487	151,679
Deferred acquisition costs, net	24,037	13,456
Premiums receivable	334	314
Accrued investment income	12,175	6,807
Reinsurance recoverables	37,720	32,146
Intangible assets	700	700
Property and equipment, net	121	104
Operating lease right of use assets	258	348
Other assets	6,889	1,533
Assets associated with business held for sale	1,065	1,119
Total assets	$1,107,625	$726,401
Liabilities and Stockholders' Equity
Liabilities:
Benefit reserves	$12,388	$12,776
Policy claims	5,579	162
Deposit-type contracts	960,507	597,868
Advance premiums	1	2
Deferred gain on coinsurance transactions	27,799	18,199
Lease liabilities:
Operating lease	299	397
Other liabilities	19,865	9,553
Liabilities associated with business held for sale	1,060	1,114
Total liabilities	1,027,498	640,071
Contingencies and Commitments
Stockholders' Equity:
Preferred stock, $0.001 par value; authorized 2,000,000 shares; no shares issued and outstanding as of September 30, 2021 or December 31, 2020	—	—
Voting common stock, $0.001 par value; authorized 20,000,000 shares; 3,737,564 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; non-voting common stock, $0.001 par value, 2,000,000 shares authorized; no shares issued and outstanding September 30, 2021 and December 31, 2020, respectively	4	4
Additional paid-in capital	136,236	133,592
Treasury stock	(175)	(175)
Accumulated deficit	(63,179)	(53,522)
Accumulated other comprehensive income	7,241	6,431
Total stockholders' equity	80,127	86,330
Total liabilities and stockholders' equity	$1,107,625	$726,401

Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Revenues
Investment income, net of expenses	$6,196	$434	$12,303	$1,277
Net realized (loss) gain on investments	(2,115)	(1,951)	(2,704)	7,829
Amortization of deferred gain on reinsurance	662	293	1,711	814
Service fee revenue, net of expenses	628	590	1,738	1,359
Other revenue	400	117	1,007	134
Total revenue (loss)	5,771	(517)	14,055	11,413
Expenses
Interest credited	284	380	1,868	464
Benefits	—	(3)	—	(6)
Amortization of deferred acquisition costs	753	235	1,780	376
Salaries and benefits	4,025	1,444	11,466	3,624
Other operating expenses	4,124	1,706	6,769	5,337
Total expenses	9,186	3,762	21,883	9,795
(Loss) income continuing from operations before taxes	(3,415)	(4,279)	(7,828)	1,618
Income tax expense	351	(1,258)	(1,828)	(2,145)
Net (loss) income attributable to Midwest Holding, Inc.	(3,064)	(5,537)	(9,656)	(527)
Comprehensive income (loss):
Unrealized gains on investments arising during the three months ended September 30 2021 and 2020, net of offsets, net of tax ($154 and $104, respectively); unrealized gains on investments arising during the nine months ended September 30, 2021 and 2020, net of offsets, net of tax ($216 and $77, respectively)	1,085	2,451	2,421	4,954
Unrealized losses on foreign currency	—	406	—	—
Less: Reclassification adjustment for net realized gains on investments, net of tax for the three months ended September 30, 2021 and 2020 ($134 and $23, respectively), and net of tax for the nine months ended September 30, 2021 and 2020 ($428 and $266, respectively)	(505)	1,951	(1,611)	(7,829)
Other comprehensive income (loss)	580	4,808	810	(2,875)
Comprehensive loss	$(2,484)	$(729)	$(8,846)	$(3,402)
Loss per common share
Basic	$(0.82)	$(2.04)	$(2.58)	$(0.22)
Diluted	$(0.82)	$(2.00)	$(2.58)	$(0.21)

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine months ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Loss attributable to Midwest Holding, Inc.	$(9,656)	$(527)
Adjustments to arrive at cash provided by operating activities:
Net premium and discount on investments	(1,529)	(18)
Depreciation and amortization	38	44
Stock options	2,765	30
Amortization of deferred acquisition costs	1,780	376
Deferred acquisition costs capitalized	(12,449)	(6,784)
Net realized losses (gains) on investments	2,704	(7,829)
Deferred coinsurance ceding commission	9,601	8,161
Changes in operating assets and liabilities:
Reinsurance recoverables	(6,658)	(7,142)
Interest and dividends due and accrued	(5,368)	(3,436)
Premiums receivable	(20)	(1)
Policy liabilities	14,763	6,429
Other assets and liabilities	4,948	13,538
Other assets and liabilities - discontinued operations	(1)	15
Net cash provided by operating activities	918	2,856
Cash Flows from Investing Activities:
Fixed maturities available for sale:
Purchases	(480,700)	(158,933)
Proceeds from sale or maturity	204,452	24,050
Mortgage loans on real estate, held for investment
Purchases	(97,075)	(52,503)
Proceeds from sale	25,749	8,918
Derivatives
Purchases	(14,496)	(5,065)
Proceeds from sale	4,314	—
Purchase of equity securities	(38,972)	—
Other invested assets
Purchases	(58,437)	(26,788)
Proceeds from sale	34,965	13,671
Purchase of restricted common stock in FHLB	(500)	—
Preferred stock	(3,128)	—
Notes receivable	—	(5,516)
Net change in policy loans	(9)	(41)
Net purchases of property and equipment	(54)	(44)
Net cash used in investing activities	(423,891)	(202,251)
Cash Flows from Financing Activities:
Capital contribution	(121)	14,941
Repurchase of common stock	—	(150)
Acquisition of noncontrolling interest	—	(500)
Receipts on deposit-type contracts	367,446	279,537
Withdrawals on deposit-type contracts	(14,543)	(1,718)
Net cash provided by financing activities	352,782	292,110
Net (decrease) increase in cash and cash equivalents	(70,191)	92,715
Cash and cash equivalents:
Beginning	151,679	43,716
Ending	$81,488	$136,431

Supplementary information
Cash paid for taxes	$3,711	$—

Supplemental Information – Operating Metrics – Annuity Premiums
(in thousands)

The following data, together with a management reporting tax rate of 21%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook. In order to calculate net income per diluted share for management reporting purposes for the third quarter of 2021, the Company uses its fully diluted share count of 3.769 million.

Operating Metric – Annuity Premiums

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Annuity Premiums (SAP)
MYGA direct written premiums	$46,719	$27,537	$82,279	$86,503
FIA direct written premiums	71,208	104,514	285,167	193,034
Annuity direct written premiums	117,927	132,051	367,446	279,537
Ceded premiums	60,062	58,992	193,632	177,979

Annuity Premiums Statistics
Premiums ceded %	51%	45%	53%	64%

Direct written premiums growth y-o-y %:
MYGA	70%	(33)%	(5)%	9%
FIA	(32)%	NMF	48%	NMF
Total	(11)%	220%	31%	252%

Direct written premiums composition %:
MYGA	40%	21%	22%	31%
FIA	60%	79%	78%	69%
Total	100%	100%	100%	100%

We had annuity direct written premiums of $117.9 million and $132.1 million in 2021 and 2020, respectively. The decrease in annuity direct written premiums reflected the challenging sales and competitive environment.

We sell annuities through the independent marketing organization (“IMO”) channel. We aim to grow annuity direct written premiums by further developing our relationships with existing IMOs and increasing the number of IMO partners that distribute our annuity products, as well as increasing the number of states in which we are licensed to sell our annuity products. We also aim to distribute to new channels, including the registered investment advisor (RIA) channel as well as the bank and broker-dealer channels.

We had ceded premiums of $60.1 million and $59.0 million in 2021 and 2020, respectively. The flat to slight increase in ceded premiums was partially attributable to the decrease in annuity direct written premiums discussed above.

Supplemental Information – Operating Metrics – Operating Components of GAAP Revenue
(in thousands)

Operating Metric – Operating Components of GAAP Revenue

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Operating Components of GAAP Revenue
Investment income, net of expenses	$6,196	$434	$12,303	$1,277
Service fee revenue, net of expenses	628	590	1,738	1,359
Other revenue	400	117	1,007	134
Operating components of GAAP revenue - total	$7,224	$1,141	$15,048	$2,770

We monitor key, select operating components of our GAAP revenue as key operating metrics in evaluating the performance of our business: 1) Investment (loss) income, net of expenses; 2) Service fee revenue, net of expenses; and 3) Other revenue.

For the three months ended September 30, 2021, investment (loss) income, net of expenses, was $6.2 million, compared to $0.4 million in the same period last year. Investment (loss) income, net of expenses, consists of investment income generated from our retained investment assets that are not ceded to reinsurers. The increase in investment income was due to the investment income earned on the bonds and mortgage loans purchased with the sales of our MYGA and FIA products that were not ceded to reinsurers during the period, as well as deployment of excess cash towards credit investments with attractive yields and risk-return profiles. On a gross consolidated basis, our investment portfolio (excluding cash) was $942.8 million as of September 30, 2021 compared to $518.2 million as of December 31, 2020, as a result of proceeds from our MYGA and FIA product sales.

For the three months ended September 30, 2021, service fee revenue, net of expenses, was $0.6 million, compared to $0.6 million in the same period last year. Service fee revenue, net of expenses, consists of fee revenue generated by our internal asset manager 1505 Capital for asset management services provided to third-party clients, some of whom are our reinsurers. The flat performance was due primarily to the flat performance in the level of asset management services provided by 1505 Capital to third-party clients.

For the three months ended September 30, 2021, other revenue was $0.4 million, compared to $0.1 million in the same period last year. Other revenue consists of revenue generated by us for providing ancillary services such as third-party administration (“TPA”) to clients. The increase in 2021 was due to the increased provision of ancillary services, including TPA, to clients.

Supplemental Information – Operating Metrics – Fees Received for Reinsurance
(in thousands)

Operating Metric – Fees Received for Reinsurance

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Fees Received for Reinsurance(1)
Fees received for reinsurance - total	$3,589	$4,545	$11,312	$8,975

_______________

(1) Consists of: 1) amortization of deferred gain on reinsurance, which is a line item from our GAAP Consolidated Statements of Comprehensive Loss; and 2) deferred coinsurance ceding commission, which is a line item from our GAAP Consolidated Statements of Cash Flows.

Fees received for reinsurance is defined as the net fees received for reinsurance transactions completed during the period and includes ceding commission. We calculate fees received for reinsurance by summing two components: 1) amortization of deferred gain on reinsurance, which is a line item from our GAAP Consolidated Statements of Comprehensive Loss; and 2) deferred coinsurance ceding commission, which is a line item from our GAAP Consolidated Statements of Cash Flows.

For the three months ended September 30, 2021, fees received for reinsurance decreased by $1.0 million compared to the prior year period due to lower ceded premiums. For the three months ended September 30, 2021, the components of fees received for reinsurance included $0.7 million of amortization of deferred gain on reinsurance from our GAAP Consolidated Statements of Comprehensive Loss and $2.9 million of deferred coinsurance ceding commission from our GAAP Consolidated Statements of Cash Flows.

For the nine months ended September 30, 2021, fees received for reinsurance increased by $2.3 million compared to the prior year period due to higher ceded premiums. For the nine months ended September 30, 2021, the components of fees received for reinsurance included $1.7 million of amortization of deferred gain on reinsurance from our GAAP Consolidated Statements of Comprehensive (Loss) Income and $9.6 million of deferred coinsurance ceding commission from our GAAP Consolidated Statements of Cash Flows.

Supplemental Information – Reconciliation – Management Expenses to GAAP Expenses
(Unaudited)
(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Management Expenses
G&A	$6,213	$3,279	$17,357	$9,152

Management interest credited	3,229	639	6,111	856
Amortization of deferred acquisition costs	753	235	1,780	376
Expenses related to retained business	3,982	874	7,891	1,232
Management expenses - total	$10,195	$4,153	$25,247	$10,384

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
G&A
Salaries and benefits - GAAP	$4,025	$1,444	$11,466	$3,624
Other operating expenses - GAAP	4,124	1,706	6,769	5,337
Subtotal	8,149	3,150	18,235	8,961
Adjustments:
Less: Stock-based compensation	(996)	(12)	(2,765)	(25)
Less: Mark-to-market option allowance	(941)	141	1,887	216
G&A	$6,213	$3,279	$17,357	$9,152

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Management Interest Credited
Interest credited - GAAP	$284	$380	$1,868	$464
Adjustments:
Less: FIA interest credited - GAAP	549	(115)	(38)	(109)
Add: FIA options cost - amortized	2,397	374	4,280	501
Management interest credited	$3,229	$639	$6,111	$856

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Reconciliation - Management Expenses to GAAP Expenses
Total expenses - GAAP	$9,186	$3,762	$21,883	$9,795
Adjustments:
Less: Benefits	—	3	—	6
Less: Stock-based compensation	(996)	(12)	(2,765)	(25)
Less: Mark-to-market option allowance	(941)	141	1,887	216
Less: FIA interest credited - GAAP	549	(115)	(38)	(109)
Add: FIA options cost - amortized	2,397	374	4,280	501
Management expenses - total	$10,195	$4,153	$25,247	$10,384

Supplemental Information – Reconciliation – Management Expenses to GAAP Expenses (cont’d)
(Unaudited)
(in thousands)

Operating Metric – Management Expenses

For the three months ended September 30, 2021, GAAP general and administrative expenses totaled $8.1 million compared to $3.2 million for the prior year. For the three months ended September 30, 2021, as disclosed in our 10-Q Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in these expenses is mainly salaries, benefits and other operating expenses, along with $1.0 million of non-cash stock-based compensation and $0.9 million of non-cash mark-to-market expense of our derivative option allowance, which we exclude in our management G&A.

For the nine months ended September 30, 2021, GAAP general and administrative expenses totaled $18.2 million compared to $9.0 million for the prior year. For the nine months ended September 30, 2021, as disclosed in our 10-Q Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in these expenses is mainly salaries, benefits and other operating expenses, along with $2.8 million of non-cash stock-based compensation and negative $1.9 million of non-cash mark-to-market expense of our derivative option allowance, which we exclude in our management G&A.

Operating Metric – Management Interest Credited

For the three months ended September 30, 2021, GAAP interest credited totaled $0.3 million compared to $0.4 million for the prior year. For the three months ended September 30, 2021, as disclosed in our 10-Q Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in these expenses is GAAP interest credited related to our retained FIA policies of approximately negative $0.5 million. For the three months ended September 30, 2021, as disclosed in our 10-Q Management’s Discussion and Analysis of Financial Condition and Results of Operations, management’s estimated, amortized cost of servicing our retained FIA policies was approximately $2.4 million.

For the nine months ended September 30, 2021, GAAP interest credited totaled $1.9 million compared to $0.5 million for the prior year. For the nine months ended September 30, 2021, as disclosed in our 10-Q Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in these expenses is GAAP interest credited related to our retained FIA policies of approximately positive $38 thousand. For the nine months ended September 30, 2021, as disclosed in our 10Q Management’s Discussion and Analysis of Financial Condition and Results of Operations, management’s estimated, amortized cost of servicing our retained FIA policies was approximately $4.3 million.

Supplemental Information – Retained and Reinsurance Balance Sheets (GAAP)
(Unaudited)
(in thousands)

	September 30, 2021			December 31, 2020

	Retained	Reinsurance	Consolidated	Retained	Reinsurance	Consolidated
Assets
Total investments	$418,170	$524,669	$942,839	$185,368	$332,827	$518,195
Cash and cash equivalents	51,583	29,904	81,487	102,335	49,344	151,679
Accrued investment income	3,471	8,704	12,175	1,956	4,851	6,807
Deferred acquisition costs, net	24,037	—	24,037	13,456	—	13,456
Reinsurance recoverables	—	37,720	37,720	—	32,146	32,146
Other assets	8,921	446	9,367	2,685	1,433	4,118
Total assets	$506,182	$601,443	$1,107,625	$305,800	$420,601	$726,401
Liabilities and Stockholders’ Equity
Liabilities:
Policyholder liabilities	$364,439	$614,036	$978,475	$191,887	$418,921	$610,808
Deferred gain on coinsurance transactions	27,799	—	27,799	18,199	—	18,199
Other liabilities	33,816	(12,593)	21,223	9,384	1,680	11,064
Total liabilities	$426,054	$601,443	$1,027,497	$219,470	$420,601	$640,071
Stockholders’ Equity:
Voting common stock	4	—	4	4	—	4
Additional paid-in capital	136,061	—	136,061	133,417	—	133,417
Accumulated deficit	(63,178)	—	(63,178)	(53,522)	—	(53,522)
Accumulated other comprehensive income	7,241	—	7,241	6,431	—	6,431
Total Midwest Holding Inc.'s stockholders' equity	$80,128	$—	$80,128	$86,330	$—	$86,330
Total liabilities and stockholders' equity	$506,182	$601,443	$1,107,625	$305,800	$420,601	$726,401

Note: 1505 Capital had approximately $407 million of total third-party assets under management as of September 30, 2021.